UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report: October 2, 2007 (date of earliest event report)

                              Speedemissions, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
                 (State or other jurisdiction of incorporation)

             000-49688                                  33-0961488
             ---------                                  ----------
      (Commission File Number)               (IRS Employer Identification No.)


1015 Tyrone Road, Suite 220, Tyrone, Georgia                 30290
--------------------------------------------                 -----
  (Address of principal executive offices)                 (Zip Code)

                                 (770) 306-7667
                                 --------------
              (Registrant's telephone number, including area code)

                                       n/a
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

     On September 24, 2007, we issued 2,127,150 shares of our common stock pursuant to a private placement for a cash purchase price of $0.15 per share plus the surrender of warrants. The total offering price was $319,072.50. The issuance of common stock pursuant to the private placement was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

     Proceeds from the exercise of the warrants are expected to be used to fund the Company's growth into two new markets: Dallas, Texas and St. Louis, Missouri. The Company expects to open between twelve to seventeen stores combined in these markets with these proceeds in the next two to six months.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   September 26, 2007                 Speedemissions, Inc.,
                                            a Florida corporation



                                            /s/ Richard A. Parlontieri
                                            By: Richard A. Parlontieri
                                            Its: President